UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2014

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803
(Address of principal executive offices)

(516) 677-0200
 (Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 4, 2014, Veeco Instruments Inc. (“Veeco”) acquired privately held Solid State Equipment Holdings LLC (“SSEH”), based in Horsham, Pennsylvania.  The acquisition was made pursuant to a Securities Purchase Agreement (the “Agreement”), dated December 4, 2014, by and among Veeco, SSEH and certain other parties named therein (the “Acquisition”).

Under the terms of the Agreement, Veeco paid approximately $150 million in cash, subject to customary adjustments.  A portion of the purchase price was placed in escrow to support certain indemnity obligations under the Agreement.  The Agreement contains customary representations, warranties, covenants and indemnification provisions.

On December 4, 2014, Veeco issued a press release announcing the Acquisition and, on December 5, 2014, Veeco held a conference call to discuss the Acquisition.  In connection with the conference call, Veeco posted a presentation relating to the Acquisition on its website (www.veeco.com). Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated December 4, 2014

99.2	Presentation: Veeco Acquires Solid State Equipment Holdings LLC, December 5, 2014 Investor Conference Call

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 5, 2014	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins

	Name:	Gregory A. Robbins
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated December 4, 2014

99.2	Presentation: Veeco Acquires Solid State Equipment Holdings LLC, December 5, 2014 Investor Conference Call